SOUTHWESTERN PUBLIC SERVICE COMPANY
                     DIRECTORS' DEFERRED COMPENSATION PLAN
                         (as amended January 10, 1990)

     A Director of Southwestern Public Service Company (the "Company") or a Director of a subsidiary of the Company which has by a resolution of its Board of Directors currently in effect elected to permit its Directors to participate in the Plan (a "Participating Subsidiary") may elect under the Sout hwestern Public Service Company Directors' Deferred Compensation Plan (the "Plan") to defer the distribution to him or her of all or a percentage of the annual retainer or meeting fees or both (whether such meeting fees are for attending a meeting of the Board of Directors of the Company or a meeti ng of the Board of Directors of a Participating Subsidiary or a meeting of a Committee of either such Board) otherwise currently payable to the Director. For the purposes of the Plan, the annual retainer and meeting fees of a Director are called "Remuneration."

     A Participating Subsidiary is a corporation not less than 50 percent of the voting equity interest in which is at all times while the corporation is a Participating Subsidiary owned directly or indirectly by the Company. Participation in the Plan by a Participating Subsidiary shall automatically terminate prospectively, effective as of the date such Participating Subsidiary ceases to meet the requirements for classification as a Participating Subsidiary set forth in the preceding sentence. Furthermore, a Participating Subsidiary may, at any time by resolutions of its Board of Directors and by notification to the Company, prospectively terminate its election to be a Participating Subsidiary. Such a termination of Participating Subsidiary status, whether automatic or by resolution of the Board of Directors of the Participating Subsidiary, shall not affect the Accounts of any Director under the Plan attributable to Remuneration earned prior to the effective date of such termination.

     An amount equal to any payments made under the Plan attributable to Remuneration of a Director of a Participating Subsidiary which is deferred under the Plan shall be paid by the Participating Subsidiary or its successors or assigns to the Company at the time such payments are made under the Plan by the Company.

     The Plan will be submitted to the stockholders of the Company for their approval at the Company's 1989 Annual Meeting of Stockholders and will not become effective unless so approved.

     A deferral election under the Plan must be in writing and must be irrevocable. A deferral election effective for 1989 and subsequent calendar years (until terminated) (a "1989 election") must be made not later than December 15, 1988. A 1989 election will be effective for any Remuneration otherwis e payable to the Director for 1989 services and for any Remuneration otherwise payable to the Director for services performed in each subsequent calendar year until the 1989 election is terminated. An individual elected as a Director who was not a Director at any time during the twelve-month period preceding the date of his or her election may file a deferral election with respect to Remuneration for services in the calendar year of his or her election and in subsequent calendar years (until terminated) (a "newly-elected Director deferral election"). In order to be effective for the calendar year in which such a Director's election as Director occurs, the individual must file his or her deferral election not later than the day preceding the day on which he or she is elected as a Director. Any Director who does not have in effect either a 1989 election or a newly-elected Director defer ral election may make a deferral election, effective for any Remuneration otherwise payable to the Director for services performed in the first calendar year beginning subsequent to the filing of such election and calendar years subsequent



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thereto (until terminated), by filing such an election not later than December
15 preceding the first calendar year for which the deferral election is to be effective. Such a deferral election must be in writing and must be irrevocable.

     A termination of any Director's deferral election must be in writing and must be filed not later than December 15 in order to be effective for Remuneration otherwise payable for services in the succeeding calendar year and subsequent calendar years. Each deferral election shall be made by filing with the Secretary of the Company the Director's written irrevocable deferral election, together with a written designation of any beneficiary or beneficiaries to receive any balance the Director has to his or her credit under the Plan upon his or her death. A notice of termination or a statement o f change in a designated beneficiary shall be in writing and similarly filed. No such election or notice shall be effective prior to its receipt by the Secretary of the Company.

     Any amount of Remuneration elected to be deferred by a deferral election shall be credited to a bookkeeping account maintained on the books of the Company. Such bookkeeping account shall be a Dollar Account or a Stock Account, as elected by the Director in his or her written deferral election.

     On the date on which the Remuneration of a Director affected by a deferral election would otherwise be paid, the Dollar Account of the Director shall be credited with the portion of the Remuneration which he or she elected to defer and have so credited. All Dollar Accounts shall be increased by a n interest equivalent credited monthly at a rate equal to the Base Rate. "Base Rate" means at any time the rate of interest per annum then most recently announced publicly by BANK ONE, TEXAS, N.A., Dallas, Texas ("BANK ONE"), as its base rate. The Base Rate shall also mean any successor rate that m ay be established by BANK ONE from time to time. If BANK ONE is no longer in existence or has made no announcement of such rate for the period stated, the Officers' Compensation Committee of the Board of Directors of the Company shall select another reasonable rate in lieu of the above described ra te as announced by BANK ONE.

     On the date on which the Remuneration of a Director affected by a deferral election would otherwise be paid, the Stock Account of the Director shall be credited with a stock equivalent equal to that portion of the Remuneration which he or she elected to have so credited. Such stock equivalent sha ll be equal to the number of shares of common stock of the Company, par value $1 per share ("SPS stock"), to three decimal places, that could be purchased on the day that such portion of the Director's Remuneration would otherwise be paid, at a per share price equal to the arithmetical mean of the highest and lowest quoted selling prices on the New York Stock Exchange Composite Tape for such day. If there are no sales on that day, then such mean on the next preceding day on which there are such sales shall be used.

     On each date on which a dividend in cash or property is distributed on shares of issued and outstanding SPS stock, the Stock Account of a Director shall be credited with a number of shares of SPS stock based upon the amount of cash or the fair market value of any property (the "base amount") dist ributed with respect to a number of shares of issued and outstanding SPS stock equal to the number of shares (including fractions) of SPS stock standing to the Director's credit in his or her Stock Account on the record date for such distribution (assuming that fractional shares could be held of re cord and that distributions were made with respect thereto). The number of shares of SPS stock to be so credited shall be equal to the number of shares of SPS stock, to three decimal places, that could be purchased on such dividend distribution date with the base amount at a per share price equal to



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the mean between the highest and lowest selling prices on the New York Stock
Exchange Composite Tape for that day. If there are no sales on that day, then such mean on the next preceding day on which there are such sales shall be used.

     On each date on which a stock dividend or stock split is distributed on shares of SPS stock, a Director's Stock Account shall be credited with a number of shares of SPS stock equal to the number of shares which would have been distributed with respect to a number of shares of issued and outstandi ng SPS stock equal to the number of shares (including fractions) of SPS stock standing to the Director's credit in his or her Stock Account on the record date for such distribution (assuming that fractional shares could be held of record and that fractional shares would be distributed).

     In the event that the Company shall at any time be consolidated with or merged with any other corporation and the Company is not the surviving entity, the amounts credited to each Director's Stock Account shall be a continuing liability of the continuing entity and the amount of SPS stock credite d thereto just prior to the merger or consolidation (including fractional shares) shall be converted into shares of such continuing entity (including fractional shares) or other consideration on the same basis as issued and outstanding SPS stock is exchanged for shares of such continuing entity (as suming fractional shares could have been so exchanged and that fractional shares of the continuing entity would have been issued) or other consideration. Alternatively, each Director may demand and receive as of the day preceding the effective date of such consolidation or merger a cash amount equa l to the number of shares of SPS stock held in his or her Stock Account on such day multiplied by the mean between the highest and lowest selling prices for SPS stock on the New York Stock Exchange Composite Tape on such day or, if there are no sales on such day, such mean on the next preceding dat e on which there are such sales. Such demand shall be in writing and shall not be effective unless filed with the Secretary of the Company not later than the day preceding the effective date of such consolidation or merger.

     Deferred amounts distributed from a Director's Dollar Account shall be paid in the form of cash, and distributions from a Director's Stock Account shall (except as hereinafter stated as respects a fractional share) be made in whole shares of SPS stock, in each case in one of the following ways, a s set forth in the Director's applicable deferral election:

     (a) in a lump sum as soon as practicable following termination of the service of the Director as such (with a cash equivalent for any fractional share otherwise distributable from a Stock Account); or

     (b) in five annual installments, the first installment to be paid as soon as practicable following termination of the service of the Director as such. Each installment shall be in an amount determined by dividing the balance of cash credited to the Dollar Account or shares of SPS stock credited t o the Stock Account by the number of payments remaining to be made. In the case of a Stock Account, the number so produced shall be rounded down to the next highest number of whole shares and a cash equivalent will be paid for any fractional share of SPS stock otherwise includable in the last insta llment.

     If a Director who has filed a deferral election is not alive at the time any part of the deferral is to be paid under (a) or (b) above, such payment shall be made to the beneficiary or beneficiaries, if any, designated in the Director's deferral election, or in any later written designation of be neficiary or beneficiaries received by the Secretary of the Company prior to the death of the Director. If the Director has designated no beneficiary or none of his or her designated beneficiaries is alive at such payment date, then the payment shall be made to the estate of the Director.



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     If a Director who has filed a deferral election dies while a Director, payment of his or her Dollar Account or Stock Account shall be made to the Director's beneficiary or beneficiaries, or, if no designated beneficiary survives the Director, to the Director's estate in one lump sum as soon as pr acticable after the death of the Director.

     The Plan shall be administered by the Board of Directors of the Company and may be amended by the Board of Directors at any time in any respect without the approval of the stockholders. No Director shall, however, vote on any matter relating to the administration of the Plan or on its amendment w hich relates solely to himself or herself.


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